Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of August 28, 2025, by and between Celsius Holdings, Inc., a Nevada corporation (the “Company”), and PepsiCo, Inc., a North Carolina corporation (the “Purchaser”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 8 hereof.

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of August 1, 2022 (the “Series A SPA”), by and between the Company and the Purchaser, the Purchaser purchased from the Company 1,466,666 shares of preferred stock, $0.001 par value per share designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation (the “Initial Series A Certificate”) filed with the Secretary of State of the State of Nevada on August 1, 2022, subject to the terms and conditions set forth in the Series A SPA;

WHEREAS, the Company and the Purchaser desire to amend the Initial Series A Certificate by filing with the Secretary of State of the State of Nevada a Certificate of Amendment to Designation in the form attached hereto as Exhibit A (the “Series A Certificate of Amendment”) and to terminate the Series A SPA;

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 390,000 shares of preferred stock, $0.001 par value per share designated as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), having the rights, preferences and privileges set forth in the Certificate of Designation attached hereto as Exhibit B (the “Series B Certificate”), subject to the terms and conditions set forth in this Agreement;

WHEREAS, in connection herewith, the Company and the Purchaser are concurrently entering into a Transaction Agreement (the “Transaction Agreement”), which provides for, among other things, (i) the entry by the Company and the Purchaser into the Captaincy (as defined in the Transaction Agreement), (ii) the amendment and restatement of each of the U.S. Distribution Agreement and the Canada Distribution Agreement (each as defined in the Transaction Agreement) and (iii) the acquisition by the Company of the Rockstar brand in the U.S. and Canada from the Purchaser (and certain other assets related thereto); and

WHEREAS, in connection with the Transactions and the transactions contemplated by the Transaction Agreement, the Parties have agreed that their respective obligations to pay the applicable purchase price at the applicable closing under this Agreement and under the Transaction Agreement shall be set-off against one another, with any resulting balance to be settled in cash by the Party owing the excess amount.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase of the Shares. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing, a total of 390,000 shares of Series B Preferred Stock, at a price per share of $1,500, for an aggregate purchase price of $585,000,000 (the “Purchase Price”). The shares of Series B Preferred Stock sold hereunder at the Closing shall be referred to as the “Shares.”

Section 2. Closing.

2.1 The closing of the purchase and sale of the Shares (the “Closing”) shall take place on August 28, 2025 via electronic exchange of required documents at the time of receipt of certified evidence from the Secretary of State of the State of Nevada of the filing of each of the Series A Certificate of Amendment and the Series B Certificate (the “Effective Date”). The date the Closing actually occurs shall be referred to herein as the “Closing Date”.

2.2 At or prior to the Closing, the Company shall deliver or, as applicable, cause to be delivered, to the Purchaser:

(a) the Shares, free and clear of all Liens (except restrictions imposed by any applicable federal and state securities Laws and the transfer restrictions set forth herein or in any Transaction Document);

(b) evidence that each of the Series A Certificate of Amendment and the Series B Certificate have been filed with the Secretary of State of the State of Nevada and is in full force and effect as of the Closing;

(c) a registration rights agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), duly executed by the Company;

(d) a properly executed IRS Form W-9;

(e) the Transaction Agreement, duly executed by the Company; and

(f) the amended and restated U.S. Distribution Agreement and Canada Distribution Agreement, duly executed by the Company.

2.3 At or prior to the Closing, the Purchaser shall deliver to the Company (a) the Purchase Price, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing, (b) the Registration Rights Agreement, duly executed by the Purchaser, (c) a properly executed IRS Form W-9, (d) the Transaction Agreement, duly executed by the Purchaser, and (e) the amended and restated U.S. Distribution Agreement and Canada Distribution Agreement, duly executed by the Purchaser.

2.4 The Purchaser and the Company agree that, effective as of the Closing, the Series A SPA shall automatically terminate and shall be of no further force or effect other than with respect to Section 5.12 thereof, the rights and obligations provided in which shall survive.

Section 3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the Effective Date that:

3.1 Organization and Good Standing; Corporate Power and Authority; Validity. The Purchaser is a duly organized and validly existing North Carolina corporation, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of any Transaction Document. The Purchaser has all requisite corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions. This Agreement has been duly executed and delivered by the Purchaser, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 No Conflicts. The execution, delivery and performance by the Purchaser or its relevant Affiliate of the Transaction Documents and the consummation by each such party of the Transactions to which it is a party do not and will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, indenture or other instrument to which the Purchaser or its relevant Affiliate or any of their respective Subsidiaries is a party or by which any property or asset of such party is bound or affected, or (c) conflict with or result in a violation of any Law or other restriction of any Governmental Entity to which the Purchaser or its relevant Affiliate or any of their respective Subsidiaries is subject (including federal and state securities Laws and regulations), or by which any property or asset of the Purchaser or its relevant Affiliate or any of their respective Subsidiaries is bound or affected, except in the case of each of clauses (a), (b) and (c), such as could not have or reasonably be expected to result in a material adverse effect on the legality, validity or enforceability of any Transaction Document.

3.3 Filings, Consents and Approvals. Assuming the accuracy of the representations set forth in Section 4.3, the Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation of the Transactions, other than such filings and registrations as are required to be made under applicable federal and state securities Laws.

3.4 Brokers. Except for Centerview Partners LLC, the fees and expenses of which shall be the obligation of the Purchaser, there is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of the Transaction Documents or the consummation of the Transactions.

3.5 Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities Laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations, warranties, agreements, acknowledgements and understandings as expressed herein.

3.6 Acquisition for Own Account; No Control Intent. The Purchaser is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities Laws. The Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Shares.

3.7 Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the Transactions and is capable of evaluating the merits and risks of the investment in the Shares. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to sustain a loss of all of its investment in the Shares without economic hardship, if such a loss should occur.

3.8 Accredited Investor; No Bad Actor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

3.9 No Governmental Review. The Purchaser understands that no United States federal or state agency or any Governmental Entity has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.10 Access to Information. The Purchaser has been provided with certain Company documents, records and other information, and has been given an opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and other matters relevant to its investment in the Shares. The Purchaser understands that an investment in the Shares bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company’s representations set forth below.

3.11 Restricted Shares.

(a) The Purchaser understands that the Shares, as well as the common stock, par value $0.001 (“Common Stock”), issuable upon conversion of the Shares, will be characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company pursuant to the exemption from registration provided by Regulation D of the Securities Act and that under such Laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

(b) The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities Laws or an exemption from such registration is available. The Purchaser understands that the Company is under no obligation to register the Shares, except as provided in this Agreement or the Registration Rights Agreement.

(c) The Purchaser is aware of the provisions of Rule 144 under the Securities Act, which permit limited resale of securities purchased in a private placement.

3.12 Sufficient Funds. The Purchaser has sufficient funds presently available to deliver the Purchase Price in full and to consummate the Transactions in accordance with the terms hereof and of the other Transaction Documents.

3.13 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.14 Tax Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the Transactions. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of this investment or the Transactions.

3.15 Limitation. Except as expressly set forth in Section 4 or in any other Transaction Document or Other Document, the Purchaser acknowledges and agrees that none of the Company, its Subsidiaries or any other Person has made any representation or warranty, express or implied, at Law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Company, including, without limitation, any implied representation or warranty as to condition, merchantability, suitability or fitness for a particular purpose. Without limiting the generality of the foregoing, the Purchaser hereby expressly disclaims reliance on any representation, warranty or other statement, whether written or oral, made by, on behalf of or relating to the Company, its Affiliates or any Transaction Document, other than the representations and warranties expressly set forth in Section 4 or in any other Transaction Document or Other Document. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any other Transaction Document or Other Document, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud in the making of the representations and warranties expressly set forth in Section 4 or in any other Transaction Document or Other Document.

3.16 No Other Representations and Warranties. The representations and warranties set forth in this Section 3 and in any other Transaction Document are the only representations and warranties made by the Purchaser or any of its Affiliates with respect to the acquisition of the Shares or any other matter relating to the Transactions. Except as specifically set forth in this Agreement or in any other Transaction Document, (a) the Purchaser makes no warranty, express or implied, as to any matter relating to the acquisition of the Shares or any other matter relating to the Transactions, and (b) none of the Purchaser, any of its Affiliates or any of their respective stockholders, directors, officers, employees, agents or representatives will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution or delivery to the Company or its Affiliates or representatives of, or the Company’s use of, any information relating to the Purchaser or any of its Affiliates, including any summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to the Company or its Affiliates or representatives, whether orally or in writing, in management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Company or in any other form in expectation of the Transactions. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by the Company or any of its Affiliates for actual and intentional fraud in the making of the representations, warranties, covenants and agreements expressly set forth in this Agreement.

Section 4. Representations and Warranties by the Company. Except as set forth (x) in the SEC Reports filed with or furnished to the Commission after January 1, 2023 and at least one Business Day prior to the date of this Agreement, excluding any disclosure set forth in any risk factor section, any disclosure in any section relating to forward-looking statements and any other disclosure included in any such form, report, schedule, statement or other document to the extent such disclosure is predictive or forward-looking in nature or constitutes a “forward-looking statement” within the meaning of the Securities Act or the Exchange Act, or (y) in a correspondingly identified schedule separately provided by the Company to the Purchaser on the Effective Date (the “Disclosure Schedules”), it being understood that the disclosure of any fact or item in any section of the Disclosure Schedules will, should the existence of such fact or item be relevant to any other section, be deemed to be disclosed with respect to that other section to the extent that its relevance is reasonably apparent on its face, the Company represents and warrants to the Purchaser as of the Effective Date that:

4.1 Organization and Good Standing.

(a) The Company is a duly organized and validly existing Nevada corporation, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect. Except as disclosed on Section 4.1(a) of the Disclosure Schedules, true and accurate copies of the Company’s Organizational Documents are publicly available in the SEC Reports.

(b) Each of the Company’s Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing (where such concept is recognized under applicable Law) in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where failure to be so qualified or in good standing (where such concept is recognized under applicable Law) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.2 Corporate Power and Authority; Valid Issuance of Shares.

(a) The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company’s board of directors (the “Board”) or a duly authorized committee thereof and no further consent or authorization of the Company, its Board or its stockholders is required. This Agreement has been duly executed and delivered by the Company, and the other Transaction Documents to which it is a party will be duly executed and delivered by the Company, and each such agreement constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Nevada Revised Statutes (“NRS”) 78.378 to 78.3793, inclusive, and NRS 78.411 to 78.444, inclusive, are inapplicable to the Purchaser and its Affiliates, this Agreement and the Transactions.

(b) The Shares and the Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Shares and Conversion Shares (collectively, the “Securities”) will be validly issued, fully paid and non-assessable, and shall be free and clear of all Liens (other than restrictions on transfer under the Transaction Documents or arising under applicable federal and state securities Laws), and will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will effectively vest in the Purchaser good title to all such Securities, free and clear of all Liens (other than restrictions on transfer under the Transaction Documents or arising under applicable federal and state securities Laws). The respective rights, preferences, privileges and restrictions of the Preferred Stock and the Common Stock are as stated in the Company’s articles of incorporation or, in respect of the Preferred Stock, in the Certificates. As of the Closing, the shares of Common Stock to be issued upon any conversion or redemption of the Shares shall have been duly reserved for such issuance.

(c) Assuming the accuracy of the Purchaser’s representations in Section 3, the offer and sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) of investors with respect to offers or sales of the Shares and neither the Company nor, to the knowledge of the Company, any person acting on its behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in Regulation D under the Securities Act or any other applicable exemption from registration under the Securities Act not being available, nor will the Company take any action or steps that would cause the offering or issuance of the Shares under this Agreement to be integrated with other offerings.

4.3 Consents. Assuming the accuracy of the representations set forth in Section 3.3, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and Transactions (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable federal and state securities Laws.

4.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the Transactions (including, without limitation, the issuance, the reservation for issuance and the delivery of the Shares and the provision to the Purchaser of the rights contemplated by the Transaction Documents) will not (a) result in a violation of the Company’s Organizational Documents or require the approval of the Company’s stockholders, (b) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any Material Contract to which the Company is a party, (c) result in any material respect in a violation of any Law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities Laws and regulations and regulations of any self- regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any material property or asset of the Company is bound or affected, (d) result in a violation of or require stockholder approval under any rule or regulation of Nasdaq, or (e) result in the creation of any encumbrance upon any of the Company’s assets, except in the case of clauses (b) or (e), for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5 Capitalization.

(a) The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock. There are (i) 257,969,755 shares of Common Stock issued and outstanding; (ii) 1,466,666 shares of Preferred Stock issued and outstanding, all of which are designated as Series A Preferred Stock; (iii) 21,999,990 shares of Common Stock reserved for issuance upon the conversion of the Series A Preferred Stock; (iv) 2,327,759 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding (“Options”); (v) 1,506,437 shares of Common Stock issuable (and such number are reserved for issuance) upon service-based vesting of restricted stock units for the issuance of Common Stock (the “RSUs”)

outstanding; (vi) 296,299 shares of Common Stock issuable (and such number are reserved for issuance) upon performance-based vesting of restricted stock units (the “PSUs”) outstanding, assuming maximum performance levels are achieved, and (vii) 186,397 shares of Common Stock held by the Company in its treasury. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Options, RSUs or PSUs, and (ii) as set forth in Section 4.5(a) of the Disclosure Schedules, there are no outstanding equity securities of the Company, the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, phantom rights, calls, or other similar rights or written commitments or agreements calling for the purchase, redemption or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any equity securities of the Company (including any stockholder rights plan or agreement) (collectively, “Company Securities”), or any obligations of the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Neither the Company nor any of its Subsidiaries is party to any stockholders’ agreement, voting trust agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. Except as contemplated by the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any right to register under the Securities Act any of the Company Securities. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

4.6 Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Company is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. The Company has not been notified in writing that any counterparty to any Material Contract intends, outside of the ordinary course, to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the Transactions or otherwise.

4.7 Exchange Act; Nasdaq.

(a) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action intended to, or which, to the knowledge of the Company, is reasonably likely to, have the effect of terminating the registration of the Common Stock under the Exchange Act, nor has the Company received as of the date of this Agreement any written notification that the Commission is contemplating terminating such registration.

(b) The Common Stock is listed on Nasdaq. To the Company’s knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Shares. The Company is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions (including the issuance of the Shares) will not result in any noncompliance by the Company with any such requirements.

4.8 SEC Reports; Financial Statements.

(a) The Company has, since January 1, 2023, filed with or furnished to the Commission, on a timely basis (giving effect to extensions under Rule 12b-25), all required reports, proxy statements, schedules, forms and other documents required to be filed or furnished by the Company with the Commission pursuant to the Securities Act or the Exchange Act since January 1, 2023 (the foregoing, together with all exhibits thereto, collectively, the “SEC Reports”). Each of the SEC Reports, as of its respective filing date, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports, and, except to the extent that information contained in any SEC Reports has been revised, amended or superseded by a later filed SEC Report filed and publicly available prior to any date as to which this representation speaks, none of the SEC Reports as of such respective dates of filing or furnishing (or, if revised, amended or superseded by a later filed SEC Report, as of the date of the filing or furnishing of such revision or amendment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company and its Subsidiaries is made known to the individuals responsible for the preparation of the Company’s filings with the Commission, and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board (A) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(c) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed.

(d) The financial statements of the Company and its Subsidiaries included in the SEC Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, in each case as of the date such SEC Report was filed (or, if any such SEC Report was revised, amended or superseded by a later filed SEC Report, as of the date of the filing or furnishing of such revision or amendment), and (ii) have been prepared in all material respects in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments).

(e) Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, (ii) liabilities incurred since December 31, 2024 in the ordinary course of business consistent with past practice, and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries do not have any liability or obligation of any nature whatsoever (whether accrued, absolute, contingent or otherwise).

4.9 Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the knowledge of the Company, threatened, in writing, against or affecting, the Company or any of its Subsidiaries or any of their respective properties or, to the knowledge of the Company, any of their respective officers or directors before any Governmental Entity, in each case other than legal proceedings that are not reasonably expected to result in a Material Adverse Effect. Neither the Company, any of its Subsidiaries, or any director or officer thereof, is or has been the subject of any action involving a claim of a material violation of or liability under applicable federal or state securities Laws or a claim of breach of fiduciary duty relating to the Company or any of its Subsidiaries. Except as set forth on Section 4.9 of the Disclosure Schedules, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission of the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s knowledge, the Commission has not issued any such order.

4.10 Compliance with Law. The Company and each of its Subsidiaries is and, since January 1, 2023 has been, in compliance with all Laws, in each case, that are applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11 Absence of Changes. Since January 1, 2025, (a) except for the execution and performance of this Agreement, the other Transaction Documents and the Other Documents and the discussions, negotiations and transactions related thereto and any transaction of the type contemplated by this Agreement, the Transaction Documents, the Other Documents or other extraordinary transaction, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, consistent with past practice, and (b) there has not been any Material Adverse Effect or any event or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.12 Title. Each of the Company and its Subsidiaries has (i) good and marketable title to its property that is owned real property, (ii) to the knowledge of the Company, valid leases to its property that is leased real property, and (iii) good and valid title to all of its other property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.13 Taxes.

(a) Each of the Company and its Subsidiaries has filed all material Tax Returns required to have been filed, such Tax Returns were accurate in all material respects, and all Taxes due and payable (taking into account any extensions properly obtained) by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid, except for those which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves with respect thereto are maintained in accordance with U.S. GAAP.

(b) Each of the Company and its Subsidiaries has duly and timely withheld all Taxes required to be withheld, and such withheld Taxes have been either duly and timely paid to the proper taxing authority or properly set aside in accounts for such purpose.

(c) No examination, audit, claim, suit, action, proceeding or investigation of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries is currently in progress, pending or threatened in writing.

(d) During the two-year period ending on the date of this Agreement, the Company was not a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the United States Internal Revenue Code of 1986 (the “Code”)) in a transaction intended to qualify for tax-free treatment under Section 355 of the Code.

(e) Neither the Company nor any of its Subsidiaries has engaged in, or has any liability or obligation with respect to, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(f) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined or unitary group, other than one comprised only of the Company and/or one or more of its Subsidiaries, (ii) is party to any agreement relating to the apportionment, sharing, assignment or allocation of Taxes (other than (x) an agreement solely between or among the Company and/or one or more of its Subsidiaries or (y) Tax indemnification provisions in ordinary course commercial agreements that are not primarily related to Taxes), (iii) has entered into a closing agreement pursuant to Section 7121 of the Code, or any similar provision of state, local or non-U.S. Law, which would be binding on the Company or its applicable Subsidiary after the Closing Date, or (iv) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor.

(g) The Company is not and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding Corporation” within the meaning of Section 897(c)(2) of the Code.

4.14 Employee Matters.

(a) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan complies with, and has been operated and administered in compliance with, its terms and all applicable Laws (including ERISA and the Code), (ii) the Company and each of its Subsidiaries has each filed all reports, returns, notices and other documentation required by ERISA, the Code or other applicable Laws to be filed by such Person with any Governmental Entity with respect to each Plan, (iii) with respect to any Plan, no action, Lien, lawsuit, claim or complaint (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) is pending or, to the knowledge of the Company, threatened, and (iv) to the knowledge of the Company, no event has occurred with respect to a Plan which would reasonably be expected to result in a liability of the Company or any of its Subsidiaries to any Governmental Entity or adversely affect the qualified status for any such Plan. None of the Company, any of its Subsidiaries or any other entity which, together with the Company or any of its Subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code has, at any time during the last six years, maintained, sponsored or contributed to any employee benefit plan that is subject to Title IV of ERISA, including any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA).

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any of its Subsidiaries, nor is any such contract or agreement presently being negotiated; (ii) to the knowledge of the Company, no campaign is being conducted to solicit cards from any of the employees of the Company or any of its Subsidiaries to authorize representation by any labor organization, and no such campaign has been conducted since January 1, 2023; (iii) no labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy is in effect or, to the knowledge of the Company, threatened in writing, and neither the Company nor any of its Subsidiaries has experienced any such labor controversy since January 1, 2023; (iv) no unfair labor practice charge or complaint is pending or, to the knowledge of the Company, threatened in writing with respect to any employment practice of the Company or any of its Subsidiaries; (v) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any current or former employee, labor organization or other representative of the employees of the Company or any of its Subsidiaries (including persons employed jointly by such entities with any other staffing or other similar entity) is pending or, to the knowledge of the Company, threatened in writing; (vi) the Company and each of its Subsidiaries is in compliance with all applicable Laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, health and safety, employment discrimination, disability rights or benefits, affirmative action, workers’ compensation, unemployment insurance, employment and reemployment rights of members of the uniformed services, secondment, employee leave issues, payment of social security and other similar Taxes, termination of employment (including any obligation pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended), the classification of employees as exempt or non-exempt from overtime pay requirements, the provision of meal and rest breaks and pay for all working time, and the proper classification of individuals as non-employee contractors or consultants; and (vii) the Company and each of its Subsidiaries is in compliance with all applicable Laws relating to child labor, forced labor and involuntary servitude.

4.15 Product Matters; Compliance with Laws.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and each of its Subsidiaries is, and since January 1, 2023 has been, in compliance in all material respects with all applicable Laws (including the FDC Act, the Public Health Security and Bioterrorism Preparedness and Response Act, and similar Laws, relating to the manufacture, storage, transportation, import, export, sale, handling, distribution, packaging, packing, labeling and advertising of the Company’s or any of its Subsidiaries’ products (the “Products”)), and the Company and each of its Subsidiaries has paid, filed or otherwise complied with all applicable fees, renewals, registrations, licenses, reports and other similar obligations; (ii) all of the Products meet, and since January 1, 2023 have met, all standards for quality and workmanship prescribed by industry standards, contractual agreements or product labels and labeling; (iii) neither the Company nor any of its Subsidiaries has received in writing any deficiency notice, allegation of non-compliance, seizures, injunctions, warning letters, notices of violation or import alerts indicating or alleging that the Company’s or its Subsidiaries’ processes or Products do not comply with any applicable Laws, including those relating to the registration or certification of the Products or Product labeling; and (iv) the Products have received all applicable governmental approvals required for their sale and use.

(b) Without in any way limiting the generality of the foregoing, except as would not, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2023:

(i) neither the Company nor any of its Subsidiaries has sold or distributed any Products which are or were “adulterated,” “misbranded” or otherwise violative within the meaning of the FDC Act or any comparable state Law, or are articles that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FDC Act;

(ii) all of the operations of the Company and its Subsidiaries are and have been in compliance, in all material respects, with all applicable Laws, guidelines and policies issued or implemented by the U.S. Food and Drug Administration (the “U.S. FDA”), the U.S. Department of Agriculture (the “USDA”) and/or any other applicable Governmental Entity, including those related to facility registration, recordkeeping, prior notice of imported food, the reportable food registry, current good manufacturing practices, allergens and food safety;

(iii) the Company and each of its Subsidiaries has not (x) received any written notice from the U.S. FDA or any comparable state Governmental Entity of any material violation of the FDC Act or of comparable state Laws regarding any Products sold by the Company or any of its Subsidiaries; (y) been subject to any, nor is there any pending, material adverse inspection, finding of deficiency, finding of non-compliance, regulatory or warning letter, investigation, suspension of or refusal to renew a food facility registration, or other compliance or enforcement action, from or by the U.S. FDA, USDA and/or any other Governmental Entity with respect to the Products, or any facility used in the manufacture, handling, storage or distribution of the Products; or (z) undertaken any recall of Products that may have been adulterated, misbranded or otherwise made in violation of the FDC Act or the rules and regulations thereunder or comparable state Laws, except for recalls that have been reported to the U.S. FDA and have been completed in accordance with U.S. FDA’s requirements;

(iv) there has not been, nor is there any currently pending or, to the knowledge of the Company, threatened, recall or post-sale warning in respect of any Product, except for recalls that have been reported to the U.S. FDA and have been completed in accordance with the U.S. FDA’s requirements, and neither the Company nor any of its Subsidiaries has received written notice of any material action or proceeding involving any Product designed, manufactured, distributed or sold by or on behalf of the Company or any of its Subsidiaries resulting from an alleged defect in design or manufacture, any alleged hazard or impurity, or any alleged failure to warn, or from any alleged breach of implied warranties or representations, or any alleged noncompliance with any Laws, other than immaterial notices or claims that have been settled or resolved prior to the date of this Agreement;

(v) all labels for all Products manufactured, sold or distributed by the Company or any of its Subsidiaries are, and have been, correct in all material respects, and comply in all material respects, with all requirements of all applicable Laws including those governing “organic,” “nutrient content,” “structure-function” and “health” claims;

(vi) all promotional and advertising materials used or produced by the Company or any of its Subsidiaries are, and have been, in material compliance with all applicable Laws (including those of the U.S. FDA, United States Federal Trade Commission and/or any other applicable Governmental Entity); and

(vii) none of the Company, any of its Subsidiaries or any Person acting on their behalf has made an untrue statement of a material fact or fraudulent statement to any Governmental Entity, failed to disclose a material fact required by applicable Law to any Governmental Entity or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to constitute a material violation of any applicable Laws.

4.16 FCPA; Illegal Payments.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2023, none of the Company, any of its Subsidiaries or any officer or director or, to the knowledge of the Company, employee, agent, representative or consultant, acting on behalf of the Company or any of its Subsidiaries (and only in their capacities as such), has, in connection with the business of the Company: (i) unlawfully offered, paid, promised to pay or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel or entertainment, to any Government Official with the purpose of (A) influencing any act or decision of such Government Official in his official capacity; (B) inducing such Government Official to perform or omit to perform any activity in violation of his legal duties; (C) securing any improper advantage; or (D) inducing such Government Official to influence or affect any act or decision of such Governmental Authority, except, with respect to the foregoing clauses (A)—(D), as permitted under the U.S. Foreign Corrupt Practices Act or other applicable Law; (ii) made any illegal contribution to any political party or candidate; (iii) made, offered or promised to pay any unlawful bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to any Person, including any supplier or customer; (iv) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (v) otherwise violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, or any other applicable anti-corruption or anti-bribery Law.

(b) For purposes of this Section: “Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such Governmental Authority or department, agency or instrumentality, or for or on behalf of any such public international organization, or any political party, party official or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing; and “Governmental Authority” means any foreign government, any political subdivision thereof or any corporation or other entity owned or controlled by any government or any sovereign wealth fund, excluding the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

4.17 Brokers. Except for UBS Securities LLC and Goldman Sachs & Co. LLC, the fees and expenses of which shall be the obligation of the Company, there is no investment banker, broker, finder, financial advisor, placement agent or other Person that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the execution of the Transaction Documents or the consummation of the Transactions.

4.18 Environmental Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries: (i) is in compliance with any and all applicable foreign, federal, state and local Laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received written notice of any actual or potential liability under any Environmental Law. Neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

4.19 Intellectual Property Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or one of its Subsidiaries (A) owns all Intellectual Property registrations and applications, and all other Intellectual Property, owned or purported to be owned by the Company or one of its Subsidiaries and all such registrations and applications are filed in their respective names, the registrations of which are subsisting, and to the knowledge of the Company, valid and enforceable, and (B) has the right to use all other Intellectual Property used in the conduct of the businesses of the Company or any of its Subsidiaries; (ii) to the knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of any third party, and no person is infringing any Intellectual Property owned by the Company or its Subsidiaries; (iii) the Company and its Subsidiaries take reasonable actions to protect the trade secrets and confidential information owned by the Company or its Subsidiaries and the security and operation of their software, websites and systems (and the data therein), and, to the knowledge of the Company, there has been no instance of unauthorized use or disclosure, security breach, malfunction or outage of the same; and (iv) since January 1, 2023, there has been no judicial or administrative order, decree or judgment to which the Company or any of its Subsidiaries is a party or by which they are bound that restricts any right to any proprietary Intellectual Property owned by the Company or used in the conduct of the businesses of the Company or its Subsidiaries.

4.20 Data Privacy; Cybersecurity. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the businesses of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses; (iii) there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems and data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iv) the Company and its Subsidiaries are presently in compliance with applicable Laws and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Entity, legally binding policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4.21 Suppliers and Customers. Since January 1, 2023, to the knowledge of the Company, none of any of the top 10 suppliers, top 10 distributors, top 10 customers or top 10 vendors has terminated or canceled, or threatened, in writing, to terminate or cancel, the business relationship between the Company and such top 10 supplier, top 10 distributor, top 10 customer or top 10 vendor.

4.22 Limitation. Except as expressly set forth in Section 3 or in any other Transaction Document or Other Document, the Company acknowledges and agrees that neither the Purchaser nor any other Person has made any representation or warranty, express or implied, at Law or in equity, by statute or otherwise, and any other representations or warranties are hereby expressly disclaimed by the Purchaser. Without limiting the generality of the foregoing, the Company hereby expressly disclaims reliance on any representation, warranty or other statement, whether written or oral, made by, on behalf of or relating to the Purchaser, its Affiliates or any Transaction Document, other than the representations and warranties expressly set forth in Section 3 or in any other Transaction Document or Other Document. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Company and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any other Transaction Document or Other Document, nor will anything in this Agreement operate to limit any claim by the Company or any of its Affiliates for actual and intentional fraud in the making of the representations and warranties expressly set forth in Section 3 or in any other Transaction Document or Other Document.

4.23 No Other Representations and Warranties. The representations and warranties set forth in this Section 4 and in any other Transaction Document are the only representations and warranties made by the Company or any of its Affiliates with respect to the Shares or any other matter relating to the Transactions. Except as specifically set forth in this Agreement or in any other Transaction Document, (a) the Company makes no warranty, express or implied, as to any matter relating to the Shares or any other matter relating to the Transactions, including as to (i) the operation of the business of the Company and its Subsidiaries after the Closing in any manner or (ii) the probable success or profitability of the business of the Company and its Subsidiaries after the Closing, and (b) none of the Company, any of its Affiliates or any of their respective stockholders, directors, officers, employees, agents or representatives will have or be subject to any liability or indemnification obligation to the Purchaser or any other Person resulting from the distribution or delivery to the Purchaser or its Affiliates or representatives of, or the Purchaser’s use of, any information relating to the Company or any of its Affiliates, including any summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to the Purchaser or its Affiliates or representatives, whether orally or in writing, in management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Purchaser or in any other form in expectation of the Transactions. Notwithstanding anything to the contrary, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement, nor will anything in this Agreement operate to limit any claim by the Purchaser or any of its Affiliates for actual and intentional fraud in the making of the representations, warranties, covenants and agreements expressly set forth in this Agreement.

Section 5. Covenants.

5.1 Authorized Common Stock. At any time that any Shares are issued and outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of Preferred Stock then issued and outstanding. All shares of Common Stock delivered upon conversion of the Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free and clear of any Liens (other than Liens incurred by the Purchaser, restrictions arising under applicable securities Laws and the transfer restrictions expressly set forth in this Agreement or any other Transaction Document).

5.2 Expenses. Each of the Company and the Purchaser shall be liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

5.3 Election of Directors.

(a) Effective as of the Closing, the Purchaser shall have the right to designate two designees (the “Purchaser Designees”) to be nominated by the Company for election to the Board, and the Board shall include such Purchaser Designees in the slate of nominees to be elected or appointed to the Board at the next (and each applicable subsequent) annual or special meeting of stockholders, subject to each Purchaser Designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable Law and Nasdaq rules (or the rules of the principal market on which the Common Stock is then listed) regarding service as a director and such other criteria and qualifications for service as a director applicable to all directors of the Company as in effect on the date thereof. The Purchaser and the Company agree that each such Purchaser Designee must be (i) qualified to serve as a member of the Board under all applicable and bona fide corporate governance policies and guidelines of the Company and the Board, and all applicable legal, regulatory and stock exchange requirements, and (ii) to the extent feasible, but subject to any commercial or competitive considerations and applicable Law, an individual determined by the Purchaser (in its sole and reasonable discretion) to be in a leadership position of the Purchaser or one of its Affiliates; provided, however, that, if the Purchaser designates an individual to serve as a director that is not an employee of the Purchaser or its Affiliates, such person shall be reasonably acceptable to the Company. In no event shall any such Purchaser Designee’s relationship with the Purchaser or its Affiliates (or any other actual or potential lack of independence resulting therefrom) be considered to disqualify such Purchaser Designee from being a member of the Board pursuant to this Section 5.3(a). In the event of the death, disability, resignation or removal of any Purchaser Designee as a member of the Board, the Purchaser shall be entitled to designate a Purchaser Designee to replace such Purchaser Designee and, subject to this Section 5.3(a), the Company’s Organizational Documents and any applicable provisions of the NRS, the Company shall cause such Purchaser Designee to fill such resulting vacancy.

(b) Notwithstanding the foregoing, upon the earlier of (i) the Purchaser (together with its Affiliates) ceasing to beneficially own at least 31,639,121 shares of the Company’s outstanding Common Stock (determined on an as-converted basis, and as appropriately adjusted for any applicable stock split or other recapitalization or reclassification) and (ii) the Captaincy Termination Event (the occurrence of either event, the “Second Seat Fallaway Event”), the Purchaser’s right to designate two designees for nomination pursuant to Section 5.3(a) shall be reduced to one designee. At such time, at the written request of the Board, one Purchaser Designee (which may be selected by the Purchaser or, if the Purchaser does not make such selection within three Business Days of receipt of such written request, by the Company) shall immediately resign, and the Purchaser shall cause such Purchaser Designee to immediately resign, from the Board effective as of the date of the Second Seat Fallaway Event.

(c) Notwithstanding the foregoing, upon the Purchaser (together with its Affiliates) ceasing to beneficially own at least 10,999,995 shares of the Company’s outstanding Common Stock (determined on an as-converted basis, and as appropriately adjusted for any applicable stock split or other recapitalization or reclassification) (the beneficial ownership of such minimum number of shares, the “Beneficial Ownership Requirement”), the Purchaser’s right to designate any designees for nomination pursuant to Section 5.3(a) shall terminate in full. At such time, at the written request of the Board, all Purchaser Designees shall immediately resign, and the Purchaser shall cause all Purchaser Designees to immediately resign, from the Board effective as of the first date on which the Beneficial Ownership Requirement ceases to be satisfied.

(d) In the event that any Purchaser Designee fails to immediately resign and the Purchaser fails to cause such Purchaser Designee to immediately resign, at such time as required pursuant to Sections 5.3(b) or 5.3(c), then within 10 days of such requirement not being satisfied, the Board may remove such Purchaser Designee.

(e) Effective as of the Closing, the size of the Board has been increased to 10 members, and Israel Kontorovsky and Michael Del Pozzo have been elected to the Board as the initial Purchaser Designees to serve for terms expiring at the 2026 annual meeting of the Company’s stockholders.

(f) For so long as the Beneficial Ownership Requirement is satisfied, the Company shall not decrease the size of the Board if such decrease would require the resignation of any Purchaser Designee without the consent of the Purchaser (which may be withheld in its sole discretion).

(g) If (A) Purchaser is entitled to more than one Purchaser Designee, (B) the Purchaser Designees constitute less than 20% of the total number of the directors on the Board, and (C) Purchaser reasonably determines, in its sole discretion, that the Purchaser Designees would need to constitute no less than 20% of the total number of the directors on the Board for Purchaser to account for its investment in the Company under the equity method of accounting in accordance with U.S. GAAP ASC 323 “Equity Method Investments”, then from and after the conversion of some or all of the Preferred Stock into Common Stock (the “Conversion”), Purchaser shall be entitled to designate the minimum number of additional Purchaser Designees as would be necessary to ensure that the Purchaser Designees constitute no less than 20% of the total number of the directors on the Board. For the avoidance of doubt, the Purchaser’s right to designate any such additional Purchaser Designees shall automatically terminate upon the earlier of (i) the Second Seat Fallaway Event and (ii) the Purchaser ceasing to account for its investment in the Company under the Equity Method. In either such case, any such additional Purchaser Designees shall immediately resign, and the Purchaser shall cause any such additional Purchaser Designees to immediately resign, from the Board effective as of the date of such event.

(h) The Company shall indemnify the Purchaser Designees and provide the Purchaser Designees with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company’s Organizational Documents, the NRS or otherwise.

5.4 Information Rights. Following the Closing, for so long as the Beneficial Ownership Requirement is satisfied, the Company agrees to provide the Purchaser with the following:

(a) within 60 days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if the Company files its annual report on Form 10-K for the applicable fiscal year with the Commission on or prior to the date such report is due under the Exchange Act and applicable Commission regulations (including any extensions granted pursuant to Rule 12b-25);

(b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the Commission on or prior to the date such report is due under the Exchange Act and applicable Commission regulations (including any extensions granted pursuant to Rule 12b-25); and

(c) reasonable access, to the extent reasonably requested by the Purchaser to certain of the Company’s and its Subsidiaries’ books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at a reasonable time; provided that any investigation pursuant to this Section 5.4 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries and without requiring the Company to incur any cost not reimbursed by the Purchaser;

provided that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information, (ii) violate applicable Law, an applicable order or a contract or obligation of confidentiality owing to a third party, or (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege.

5.5 Cooperation. In the event the issuance of the Shares hereunder or the Transactions are subject to regulatory review by a Governmental Entity, the Company and the Purchaser shall reasonably cooperate as necessary with respect to such review.

5.6 Confidentiality. Each party hereto agrees that any information relating to this Agreement or any other Transaction Document or any of the Transactions, including their existence, shall be kept confidential in accordance with Section 6.02(a) of the Transaction Agreement, which shall be deemed to apply, mutatis mutandis, to the parties to this Agreement as if fully set forth herein.

5.7 Standstill Restrictions.

(a) From the Closing until the seventh anniversary of the Effective Date, the Purchaser covenants and agrees that, without the prior written consent of the Company or its Board, the Purchaser will not, and will not cause or permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly:

(i) except as permitted by Section 5.9, acquire, offer to acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities (it being understood that, for purposes of this Agreement, “voting securities” shall include any derivative instrument related to or referencing shares of Common Stock, whether settled through cash or physical delivery (“Derivative Securities”)) or direct or indirect rights to acquire any voting securities of the Company or any of its Subsidiaries, or of any successor to or person in control of the Company, or any assets of the Company or any of its Subsidiaries or division thereof or of any such successor or controlling person;

(ii) except as set forth in Section 5.3, make, or in any way participate in, directly or indirectly, any (x) “solicitation” of “proxies” (as each of those terms is defined in Commission Rule 14a-1) to vote, or seek to advise or influence any person or entity with respect to the voting of (including, without limitation, through written consent), any voting securities of the Company or (y) tender offer or solicitation of tender of the Company’s voting securities;

(iii) make any public announcement or proposal with respect to any extraordinary transaction involving the Company or its securities (including, without limitation, voting securities) or assets;

(iv) form, join or in any way participate in a “group” (as defined for purposes of Section 13(d)(3) of the Exchange Act) in connection with any of the foregoing;

(v) except as set forth in Section 5.3, take any public action to remove any director from the Board or change the size or composition of the Board, or amend the Company’s Organizational Documents;

(vi) except as set forth in Section 5.3, otherwise take public action, alone or in concert with any other Person, to seek or propose to control the management, the Board or any policies or affairs of the Company or any of its Subsidiaries; or

(vii) knowingly advise, assist, encourage or direct any other Person to do any of the foregoing.

(b) Notwithstanding Section 5.7(a), if (i) the Company enters into a binding definitive agreement with any third party providing for a Change of Control, (ii) any Person or group (other than the Purchaser or any of its Affiliates) acquires beneficial ownership of more than 35% of the outstanding Common Stock or assets of the Company, (iii) any Bona Fide Acquiror makes a public offer or proposal to the Company which would result in such Bona Fide Acquiror acquiring beneficial ownership of more than 35% of the outstanding Common Stock or assets of the Company, or publicly announces a proposal to effect or an intention to engage in a transaction involving a Change of Control of the Company (any such public offer, proposal or announced intention, a “Third Party Proposal”), or (iv) any Bona Fide Acquiror publicly announces a tender or exchange offer for more than 35% of the outstanding Common Stock of the Company and files a tender offer statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act, then the provisions of Section 5.7(a) will terminate; provided, however, that if the Person, group or Bona Fide Acquiror is solely the Person set forth on Section 5.7 of the Disclosure Schedules, the foregoing references to 35% shall be deemed to be 50%. If the Company engages an investment bank to explore or engage in a process that could lead to a Change of Control of the Company, the Company will, within 30 days of such engagement, provide the Purchaser with notice of such action; provided that, if the Company does not involve the Purchaser as a participant in such process (including providing Purchaser with all non-public information provided to other participants in such process), the Purchaser will not be subject to the restrictions set forth in Section 5.7(a) for so long as the Company is engaged in such particular process. Except as set forth in this Section 5.7(b) or as otherwise provided in applicable Law, none of the Company, any of its Affiliates or any of their respective directors, officers, employees, agents or representatives will have any legal, fiduciary or other duty to the Purchaser with respect to the manner in which the sale process is conducted. Furthermore, nothing in this Agreement shall be construed to prohibit the Purchaser or its Affiliates (whether during the process described in the foregoing sentence or otherwise) from submitting to the Board or the Chief Executive Officer of the Company one or more confidential proposals or offers for a potential transaction (including a Change of Control transaction) with or relating to the Company. Notwithstanding anything to the contrary, nothing in this Section 5.7 will limit the ability of (i) the Purchaser to (x) exercise its rights pursuant to Sections 5.3 or 5.9, (y) have its Shares converted or redeemed in accordance with the Certificates, or (z) vote any Common Stock beneficially owned by the Purchaser or (ii) any Purchaser Designee to vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board.

5.8 Preemptive Rights.

(a) From the Closing and for so long as the Beneficial Ownership Requirement is satisfied and subject to Section 5.9, if the Company proposes to issue any Common Stock or Equity-Based Securities of any kind (“New Securities”), other than in an Excluded Issuance, then the Company shall:

(i) give written notice to the Purchaser (no less than 20 Business Days prior to the closing of such issuance) of the Company’s bona fide intention to offer such New Securities, setting forth in reasonable detail (A) the designation and all of the terms and provisions of the New Securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof; (B) the price and other terms of the proposed sale of such securities; and (C) the amount of such securities proposed to be issued; provided that following the delivery of such notice, the Company shall deliver to the Purchaser any such information the Purchaser may reasonably request in order to evaluate the proposed issuance; and

(ii) offer to issue and sell to the Purchaser, on such terms as the Proposed Securities are issued and upon full payment by the Purchaser, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock the Purchaser beneficially owns (on an as-converted basis, assuming full conversion and/or exercise of all Equity-Based Securities then outstanding, whether vested, unvested or then convertible or exercisable) by (B) the total number of shares of Common Stock then outstanding (on an as-converted basis, assuming full conversion and/or exercise of all Equity-Based Securities then outstanding, whether vested, unvested or then convertible or exercisable) (such percentage, the Purchaser’s “Participation Portion”).

(b) The Purchaser will have the option, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of Participation Portion of the Proposed Securities offered to be sold by the Company to the Purchaser, which notice must be given within 10 Business Days after receipt of such notice from the Company. The closing of the exercise of such preemptive right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such preemptive right. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Purchaser has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchaser in the notice delivered in accordance with Section 5.8(a). Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to issue or sell to the Purchaser pursuant to this Section 5.8.

(c) The election by the Purchaser not to exercise its preemptive rights under this Section 5.8 in any one instance shall not affect its rights as to any subsequent proposed issuance.

(d) In the case of an issuance subject to this Section 5.8 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(e) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 5.8, the Company may elect to give notice to the Purchaser within 30 days after the issuance of New Securities. The Purchaser shall have 20 days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by the Purchaser, maintain the Purchaser’s percentage-ownership position, calculated as set forth in Section 5.8(a)(ii) before giving effect to the issuance of such New Securities. For the avoidance of doubt, the purchase price per security for such New Securities shall be equal to the price per security offered to the other participants in such issuance, on the same terms and conditions.

5.9 Future Acquisitions. From the Closing for so long as the Purchaser owns any Shares, the Purchaser agrees that, without the prior approval of the Board, the Purchaser will not acquire or agree to acquire beneficial ownership of Common Stock and the Equity-Based Securities (including on an as-converted basis), if such acquisition would result in the Purchaser beneficially owning more than 17.5% of the outstanding Common Stock and the Equity-Based Securities (on an as-converted basis, assuming full conversion and/or exercise of all Equity-Based Securities then outstanding, whether vested, unvested or then convertible or exercisable). For the avoidance of doubt, it shall not be deemed a breach of this Section 5.9 if the Purchaser acquires beneficial ownership of more than 17.5% of the Common Stock (on an as-converted basis, assuming full conversion and/or exercise of all Equity-Based Securities then outstanding, whether vested, unvested or then convertible or exercisable) as a result of any PIK Dividend (as defined in the applicable Certificate) or as a result of any Company stock buyback program or other reduction in the Company’s outstanding capital stock (e.g., stock split or reorganization), and nothing in this Section 5.9 will limit the Purchaser’s ability (i) to vote (subject to the Certificates), Transfer (subject to Section 6 below), convert (subject to the Certificates) or otherwise exercise rights of its Common Stock or Preferred Stock, (ii) to exercise its rights pursuant to Section 5.3 or pursuant to any other Transaction Document or (iii) to acquire beneficial ownership of Common Stock or Equity-Based Securities so long as such acquisition would not result in the Purchaser beneficially owning more than 17.5% of the Common Stock (on an as-converted basis, assuming full conversion and/or exercise of all Equity-Based Securities then outstanding, whether vested, unvested or then convertible or exercisable). The Company and the Purchaser acknowledge and agree that, until the Company obtains the required stockholder approval under NASDAQ Marketplace Rule 5635 (the “Approval”), (a) the total number of shares of Common Stock resulting from the conversion of the Preferred Stock cannot exceed 19.99% of the total number of shares of Common Stock outstanding immediately prior to the issuance of the Preferred Stock pursuant to this Agreement (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction), and (b) the holder of the Preferred Stock cannot be entitled to more than 19.99% of the total voting power of the Company’s equity securities outstanding immediately prior to the issuance of the Preferred Stock pursuant to this Agreement (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction). In the event that, as a result of any PIK Dividend, stock buyback program, or other reduction in the Company’s outstanding capital stock (including, without limitation, any stock split or corporate reorganization), the Purchaser acquires beneficial ownership of more than 19.99% of the outstanding Common Stock, the Company shall use commercially reasonable efforts to obtain the Approval as soon as reasonably practicable. Upon the receipt of such Approval, the ownership limitations set forth in this Section 5.9 shall immediately cease to apply. For avoidance of doubt, the foregoing shall not affect the accrual of any PIK Dividend in accordance with the Certificates. The Purchaser acknowledges that in connection with the Approval, none of the shares of Series A Preferred Stock or Series B Preferred Stock may vote on such matter.

5.10 Intended Tax Treatment. Each of the Purchaser and the Company agrees, for U.S. federal and other applicable income tax purposes, to treat (i) the Shares as constituting common stock within the meaning of Section 305 of the Code and the Treasury regulations thereunder, (ii) the aggregate issue price of the Shares as being an amount equal to the Purchase Price , and (iii) each Dividend (as defined in the Certificates) that is paid in kind as a tax-free distribution of stock of the Company with respect to its stock within the meaning of Section 305(a) of the Code (clauses (i), (ii) and (iii), collectively, the “Intended Tax Treatment”). The Purchaser and the Company agree to file all Tax Returns and take other actions in a manner consistent with, and not to take any action in a manner that is inconsistent with, the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

5.11 Termination. Except as specifically otherwise provided herein, the provisions of this Agreement (other than Sections 5.6 (Confidentiality), 9.8 (Governing Law; Jurisdiction) and 9.9 (Waiver of Jury Trial)) shall terminate upon the earliest to occur of the following: (a) a Change of Control; or (b) all of the Shares (including any shares of Common Stock on an as-converted basis) having been sold, redeemed in full or otherwise disposed of, by the Purchaser and its Affiliates in accordance with the provisions of this Agreement and the Certificates. The covenants set forth in Sections 5.3 (Election of Directors), 5.4 (Information Rights) and 5.8 (Preemptive Rights) shall terminate and be of no further force and effect upon a Corporation Termination Event (as defined in the Certificates) if such termination is a termination for Cause (as defined in the U.S. Distribution Agreement).

Section 6. Transfer Restrictions; Restrictive Legend.

6.1 Transfer Restrictions. The Purchaser understands that it may not, directly or indirectly, sell, assign, pledge, hypothecate or otherwise transfer (or enter into an obligation regarding the future sale, assignment, pledge or transfer of) (a “Transfer”) any of the Shares (other than to an Affiliate of the Purchaser) prior to (a) any such Shares being converted into Common Stock or (b) six months following the delivery of a Redemption Notice (as defined in the Certificates). Notwithstanding the foregoing, (x) any transaction involving the Purchaser or its Affiliates (including any Transfer of the Purchaser’s or its Affiliates’ equity, including any change of control of the Purchaser) that is not a direct transfer of Shares shall under no circumstances constitute a Transfer and (y) the foregoing shall not restrict the Purchaser from Transferring any Shares six months following delivery of a Redemption Notice or any shares of Common Stock at any time. The Purchaser covenants and agrees not to enter into any transaction involving the Purchaser or its Affiliates to avoid or circumvent the Transfer restrictions in this Agreement. Any Transfer or purported Transfer that is made or effected with the intent to circumvent the restrictions on Transfer set forth in this Section 6.1 shall be void. The Purchaser and its Affiliates shall use commercially reasonable efforts to effectuate any Transfer or series of related Transfers in a manner that would not result in a material adverse effect on the publicly traded price of the Common Stock, including not effecting any block trades at a price that is a greater than 20% discount to the market price of the Common Stock on the date prior to the closing of such block trade. In addition, the Purchaser understands the Company may, as a condition to the Transfer of any of the Securities, require that the request for Transfer be accompanied by an opinion of counsel reasonably satisfactory to the Purchaser, to the effect that the proposed Transfer does not result in a violation of the Securities Act, unless such Transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act. It is understood that the certificates evidencing the Shares may bear substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND RESTRICTIONS ON TRANSFER SET FORTH IN, A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 28, 2025, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

6.2 Unlegended Certificates. Upon request of the Purchaser (or any transferee of the Purchaser), upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the legend to be removed from, or no longer applied to, any certificate for, or record representing, any Share to be transferred in accordance with Section 6.1.

Section 7. Registration, Transfer and Substitution of Certificates for Shares.

7.1 Stock Register; Ownership of Shares. The Company will keep at its principal office, or will cause its transfer agent to keep, a register in which the Company will provide for the registration of transfers of the Shares. The Company may treat the Person in whose name any of the Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Shares shall mean the Person in whose name such Shares are at the time registered on such register.

7.2 Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Shares, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement and surety bond reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 7.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing such Shares, of like tenor.

Section 8. Definitions. Unless the context otherwise requires, the terms defined in this Section 8 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 8, shall be construed in accordance with U.S. GAAP.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Stock, if any, owned by such Person to Common Stock).

“Bona Fide Acquiror” means a Person or group making a Third Party Proposal that is reasonably capable of consummating such Third Party Proposal, taking into account all legal, financial, regulatory and other aspects of such Third Party Proposal, including the identity of the Person or group making such Third Party Proposal.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by Law to remain closed.

“Captaincy Termination Event” means the termination of the Captaincy (as defined in the Transaction Agreement) without the timely delivery of a Termination Dispute Notice (as defined in the Transaction Agreement) or, if a Termination Dispute Notice is so timely delivered, the final resolution between the Company and the Purchaser or a final determination in accordance with the terms of the Transaction Agreement that such termination was valid.

“Certificates” means the Initial Series A Certificate, as amended by the Series A Certificate of Amendment, and the Series B Certificate.

“Change of Control” means: (i) a sale or transfer, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in any transaction or series of related transactions (other than sales in the ordinary course of business); (ii) any merger, consolidation or reorganization of the Company with or into any other entity or entities as a result of which the holders of the Company’s outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization no longer represent at least a majority of the voting power of the surviving or resulting corporation or other entity; or (iii) any sale or series of sales, directly or indirectly, beneficially or of record, of shares of the Company’s capital stock by the holders thereof which results in any Person or group of Affiliated Persons owning capital stock holding more than 50% of the voting power of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Equity-Based Security” means any class or series of shares (including a new class of common shares of the Company other than Common Stock), any Preferred Stock or other preference shares, or any other equity-like or hybrid securities (including debt securities with equity components), including options, warrants, convertibles, exchangeable or exercisable securities.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” shall mean the issuance of any New Securities (i) pursuant to an employment contract, equity compensation plan, employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement as approved by the Board, (ii) in connection with any “business combination” (as defined in the rules and regulations promulgated by the Commission) or otherwise in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, (iii) pursuant to the conversion, exercise or exchange of Preferred Stock issued to the Purchaser, (iv) the issuance of New Securities in a share split, stock dividend, recapitalization or similar transactions (except to the extent that new capital is raised in connection therewith), (v) upon the exercise or conversion of any Equity-Based Security, (vi) New Securities issued as “kickers” to banks or other financial institutions pursuant to transactions the primary purpose of which is a debt financing transaction approved by the Board, (vii) New Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, and (viii) New Securities issued in connection with a joint venture, collaboration, license, marketing or other strategic partnership approved by the Board.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, after consultation with an Independent Financial Advisor.

“FDC Act” means the United States Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended to date together with any rules or regulations promulgated thereunder.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is (i) not an Affiliate of the Company and (ii) so long as the Purchaser meets the Beneficial Ownership Requirement, reasonably acceptable to the Purchaser.

“Intellectual Property” means all worldwide intellectual property rights, whether or not registered, including patents, utility models, trademarks, service marks, trade names, corporate names, and trade dress (and all goodwill relating thereto), domain names, copyrights and copyrighted works, inventions, know-how, trade secrets, methods, processes, formulae, technical or proprietary information and technology and all registrations, applications, renewals, re-examinations, re-issues, divisions, continuations, continuations-in part and foreign counterparts thereof.

“knowledge” means, with respect to the Company, the actual knowledge of the executive officers of the Company listed on Section 8 of the Disclosure Schedules after reasonable inquiry.

“Laws” means all statutes, rules, codes, regulations, ordinances, orders, decrees, judgments, injunctions, writs, awards and decrees of, or issued by, any Governmental Entity.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.

“Material Adverse Effect” means any material adverse effect on the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company and its Subsidiaries, taken as a whole.

“Material Contract” means (i) any contract of the Company or any of its Subsidiaries the termination of which would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each as set forth on Section 8 of the Disclosure Schedules, or (ii) any contract that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) of Regulation S-K promulgated by the Commission.

“Nasdaq” means The Nasdaq Capital Market.

“Other Documents” means, the Transaction Agreement, the U.S. Distribution Agreement, the Canada Distribution Agreement, the Alani Nu Channel Transition Agreement, the U.S. Co-Manufacturing Agreement, the Canada Co-Manufacturing Agreement and all exhibits and schedules thereto, and any other documents or agreements executed in connection with the transactions contemplated thereunder.

“Organizational Documents” means the certificate of incorporation, bylaws, certificate of formation, operating agreement, partnership agreement, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, governance or organization of a Person, including any amendment thereto, as applicable.

“Person” means any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Plan” means (i) any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA) maintained for employees of the Company or of any member of a “controlled group,” as such term is defined in Section 414 of the Code, of which the Company or any of its Subsidiaries is a part, or any such employee pension benefit plan to which the Company or any of its Subsidiaries is required to contribute on behalf of its employees, and any other employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (ii) any compensation or other benefit plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or as to which the Company or any of its Subsidiaries otherwise has any material obligation or material liability in respect of its employees; in each case, excluding any compensation or benefit arrangement maintained by a Governmental Entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing 50% or greater of the ordinary voting power (or, in the case of a partnership, 50% or greater of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax Return” shall mean any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attachments thereto), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxes” shall mean all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax of any kind whatsoever, and such term shall include any interest, penalties, fines, or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

“Transactions” means the transactions contemplated by this Agreement or any other Transaction Document (which do not include the transactions contemplated by the Other Documents).

“Transaction Documents” means this Agreement and all exhibits and schedules hereto and thereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder (excluding, for the avoidance of doubt, the Other Documents).

Section 9. Miscellaneous.

9.1 Survival. None of the representations or warranties contained in this Agreement shall survive the Closing, and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at Law or in equity) with respect thereto shall terminate at the Closing, and thereafter there will be no liability in respect thereof, other than claims for actual and intentional fraud in the making of the representations and warranties expressly set forth in this Agreement, which claims shall survive indefinitely.

9.2 Waivers and Amendments. This Agreement may be amended, modified and supplemented only by a written instrument authorized and executed by the Company and the Purchaser; provided that any of the terms or provisions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions.

9.3 Construction. Any reference in this Agreement to a “Section,” “Exhibit” or “Schedule” refers to the corresponding Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including capitalized terms defined herein) in the singular will be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender will be held to include the other gender as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. All references to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. All references herein to “$” or dollars will refer to United States dollars, unless otherwise specified. All accounting terms not otherwise defined herein have the meanings given to them in accordance with U.S. GAAP. Reference herein to any document or other information being “delivered,” “made available,” “distributed” or “provided” to the Purchaser shall mean that such document or information was included in the virtual data room of the Company hosted by Datasite.com, or otherwise delivered to the Purchaser or its representatives (including via e-mail), prior to execution of this Agreement.

9.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) when received, in the case of email, in each case to the intended recipient as set forth below; provided that, in the case of both (b) and (c), a copy shall also be sent by e-mail.

If to the Company:

Celsius Holdings, Inc.

2381 NW Executive Center Drive

Boca Raton, Florida 33431

Attention: [***]

Email: [***]

with copies to (which shall not constitute notice):

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Attention: Ethan Klingsberg; Sanjay Murti

Email: ethan.klingsberg@freshfields.com; sanjay.murti@freshfields.com

If to the Purchaser:

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, New York 10577

Attention: [***]

Email: [***]

with copies to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention: Claudia J. Ricciardi

Email: cricciardi@cravath.com

or at such other address as the Company or the Purchaser may specify by written notice to the other parties hereto in accordance with this Section 9.4.

9.5 Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at Law, in equity, by statute or otherwise.

9.6 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the other party, except that the Purchaser may assign its rights to purchase the Shares hereunder to any of its Affiliates; provided, however, that (a) the Company is promptly furnished with written notice of the name and address of each such transferee (provided that failure to provide such notice shall not impact the validity of such assignment); and (b) each such Affiliate agrees to be bound by and subject to the terms and conditions of this Agreement and makes the same representations and warranties set forth in Section 3 hereof. This Agreement shall not inure to the benefit of or be enforceable by any other Person.

9.7 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

9.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions may be brought in any federal or state court located in the County of New Castle in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

9.9 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

9.10 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile, DocuSign.com or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

9.11 Entire Agreement. This Agreement (together with the Other Documents and the other Transaction Documents) contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

9.12 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by Law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

THE COMPANY:

CELSIUS HOLDINGS, INC.

By:	/s/ Richard Mattessich
Name: Richard Mattessich
Title: Chief Legal Officer

THE PURCHASER:

PEPSICO, INC.

By:	/s/ Dan Fink
Name: Dan Fink
Title: Senior Vice President

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO DESIGNATION

OF

SERIES A PREFERRED STOCK

(Attached.)

A-1

EXHIBIT B

CERTIFICATE OF DESIGNATION

OF

SERIES B PREFERRED STOCK

(Attached.)

B-1

EXHIBIT C

FORM OF AMENDED AND RESTATED REGISTRATION

RIGHTS AGREEMENT

(Attached.)

C-1